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                                                                    EXHIBIT 10.2


                                October 1, 1997




Dear Greg:

       We are extremely pleased that you have elected to accept our offer. We are confident that this position will prove to be a challenging and rewarding opportunity.

       Consistent with our previous discussion, the terms of your employment will be as follows:

       1. Employment. Effective October 1, 1997, you will be employed on a full-time basis by American Business Information, Inc. (ABI) as Executive Vice President of Corporate Planning and Business Development. Your duties will include development of long-term business strategy, including mergers, acquisitions, alliances, and selected major product/market initiatives; initial implementation of key initiatives, such as post-merger integration; and ongoing business development in combination with the appropriate business units. You will report to the CEO and serve at the pleasure of the CEO and the Board of Directors.

       2.     Compensation.

              a.     Base Salary.   Your base salary will be $195,000 per year,
                     subject to discretionary increase by the Company.

              b.     Bonus.   Starting with the calendar year ending December
                     31, 1998, you will receive a bonus in the amount of $150,000 a year for each year that the earnings per share of ABI common stock exceeds the earnings per share for the immediately preceding calendar year by an amount of 20 percent or more. For the purpose of this Letter, earnings per share shall be determined by reference to earnings from continuing operations, and excluding one-time charges (Earnings Per
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October 1, 1997
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                     Share) and shall be that figure determined by our
                     accounting firm each year as set forth in our audited financial statements and reported to the SEC. The bonus will be paid on or before the end of the second pay period following the determination.

              c.     Signing Bonus.   Upon acceptance of this Letter and
                     reporting for duty, ABI will pay you a bonus in the amount of $100,000. In the event you voluntarily terminate or are terminated by ABI for cause during the first 24 months of employment then you agree to repay the bonus as follows:

                     Months of Employment        Amount of Repayment
                     --------------------        -------------------
                     Less than 6                          100%
                     More than 6, less than 12             75
                     More than 12 less than 18             50
                     More than 18, less than 24            25
                     24 months or more                      0

              All compensation shall be subject to applicable withholding and, unless otherwise specifically provided, paid in accordance with ABI's usual and customary payroll practices.

       3.     Stock Options.   Effective October 1, 1997, ABI will grant you
              Incentive Stock Options for 150,000 shares of ABI's stock. Thereafter, you will receive additional grants of Incentive Stock Options for 50,000 shares each, effective as of December 31, 1998, December 31, 1999, and December 31, 2000, provided that the Earnings Per Share for the year then ended have increased by 20 percent or more over the Earnings Per Share for the immediately preceding calendar year. All Incentive Stock Options shall be:
              (i) granted under and pursuant to the American Business Information, Inc. 1992 Stock Option Plan or any successor plan;
              (ii) evidenced by a separate option agreement; and (iii) vest at a rate of 25 percent a year starting with the first anniversary of the grant. In the event your employment is terminated, any unvested options shall be canceled. However, if you are terminated by ABI after 24 continuous months of employment pursuant to subparagraph 6.a. or 6.b. and without cause, or if you resign for Good Reason (as defined in 6.d.), then all unvested options shall vest effective as of the last day of your employment.
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       4.     Benefits.   You will be eligible for such group insurance plans,
              stock option programs, qualified retirement plans, and/or other leave and/or fringe benefit policies, plans, or programs of general applicability to senior executives as ABI may from time to time establish. Anything to the contrary notwithstanding, however, your qualification, eligibility, participation, and benefit entitlements, shall be governed by the express terms and conditions of each such policy program or plan and any policies of insurance or third party contracts which may be applicable thereto. Further, ABI expressly reserves the right, in its sole discretion, to amend, curtail, or terminate any such benefit, program, plan, or policy at any time, provided that such action is of uniform applicability. You will also be reimbursed for all reasonable and ordinary expenses you incur in performing your duties for ABI

       5. Relocation Expense. We will reimburse you for reasonable costs which you incur in connection with relocation to Omaha, up to a maximum aggregate amount of $30,000.

       6.     Termination.  Your employment may be terminated as follows:

              a.     At any time by either party upon 30 days' written notice.

              b. Immediately in the event of your death or in the event you are disabled and unable to perform the essential functions of your position for a period of at least 6 consecutive months as determined by a mutually agreeable physician.

              c. ABI may terminate your employment at any time for "cause" as hereinafter defined effective immediately upon delivery of written notice to you at your last known place of residence. "Cause" shall mean any act or omission which is materially harmful to ABI, including but not limited to the following:

                     (i) conviction of any fraud or crime of moral turpitude or the intentional destruction or material misappropriation of company property;
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October 1, 1997
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                     (ii)   being under the influence of alcohol, illegal
                            drugs, or controlled substances during business hours while in our office engaged in routine daily business activity;

                     (iii) repeated and material failure or refusal to comply with the reasonable directions of the Board of Directors, the terms of this Letter, or ABI's established policies or procedures; and/or

                     (iv) gross negligence or repeated, material acts of negligence in the performance of your duties.

              Upon termination you will receive that portion of your Base Salary and prorated portion of your Bonus which shall be deemed earned, up to and including the date of termination. In the event your employment with ABI is terminated within 24 months for any reason other than for cause, or in the event your employment with ABI is terminated after 24 months pursuant to 6(b), or without cause pursuant to 6(a) or in the event you resign for Good Reason, then you shall be entitled to have your Base Salary continue for a period of 24 months from the date your employment is terminated.

              d. Good Reason. "Good Reason" shall mean the occurrence of any of the following:

                     (i) ABI's material breach of any of the provisions of this Agreement; or

                     (ii) Any material, adverse alteration in your titles, positions, status, duties or responsibilities as set forth in paragraph 1 or in your annual long-term aggregate benefits and/or compensation with ABI or its successors as set forth in paragraphs 2, 3 and 4.

       7. Ownership and Disclosure of Information. In consideration for your employment and ABI's willingness to grant you access to and the right to use such information, you agree that all Confidential Information as hereinafter defined, which you may obtain or have access to in the course of your employment, shall be and at all times remain the sole exclusive property of ABI. You further agree, both during the term of your employment with ABI and for 36 months thereafter, to keep and maintain all such Confidential Information in strict confidence, to not disclose the same in any
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              form to any person, firm, or entity, and to not use the same for any purpose, whatsoever, except as may be necessary to perform your job with ABI or as may otherwise be required by law. Confidential Information shall mean all trade secrets and all nonpublic information pertaining to or in any way connected with the business and/or financial affairs of ABI or any of its affiliates and any and all information provided by or generated for or on behalf of any customer, client, account, or prospect, specifically including, but not limited to, any and all information relating to current or prospective products or services or any component parts thereof, all information relating to past, present, or prospective customers, clients, or accounts, vendors, suppliers, and/or subcontractors and their respective needs, preferences, or requirements; all information relating to business product or market research, pricing, discounts, marketing, sales, purchasing, ABI's systems, designs, routines, standards, procedures, protocols, and all data, research, developments, discoveries, improvements, applications, enhancements, techniques, apparatus, methods, systems, information and/or data compilation or retrieval systems, computer programs, designs, formulas, processes, and other creations or inventions, whether or not the same are patented or copyrighted, undertaken, or made in connection therewith; and all files, documents, contracts, materials, listings, computer programs, printouts, source codes, drawings, specifications, processes, applications, techniques, routines, formulas, and information of any name, nature, or description, whether or not the same are reduced to writing or in machine-readable form which pertains thereto or is, in any way, connected therewith.

              During the course of your employment, you agree to follow all policies and procedures in regard to the handling, storage, and safekeeping of all Confidential Information. Upon termination of your employment, you agree to promptly return to ABI, any and all Confidential Information and all abstracts, notes, memos, summaries, compilations, or other data, documents, or records in any way pertaining thereto.

              The provisions of this Section 7 shall not apply to information
              (a) that is known or available to the public (other than as a result of unauthorized disclosure by you); (b) that you received from a third party not in violation of a secrecy obligation with ABI; or (c) whose disclosure is required by law.
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       8.     Restrictive Covenants.   As a material inducement to ABI to
              employ you and in consideration for your access to Confidential Information and ABI's employees, vendors, customers, clients, and accounts, the adequacy of which is hereby acknowledged, you hereby covenant and agree that during the term of your employment by ABI and upon termination of that employment, for any reason whatsoever, for an additional period of three (3) years thereafter, you will not either directly or indirectly, whether as an officer, shareholder, director, agent, employee, independent contractor, consultant, joint venturer, partner, trustee, beneficiary of any person, firm, corporation, trust, or other entity, or as an individual or otherwise, enter into or undertake the following without the express prior written consent of ABI:

              a. Establish or enter into any business or enterprise which offers products or services of the type or nature provided by ABI in competition with ABI.

              b. Canvass or solicit any customer, client, account, or prospect of ABI with which you have had personal contact or an established business relationship in the course of your employment with ABI to the extent such canvassing or solicitation is for the purpose or with the intent of marketing, offering, or providing products or services of the type or nature provided or sold by ABI.

              c. Directly or indirectly accept or receive any payment or other compensation for any product or service of the type or nature provided by ABI at your date of termination from any customer, client, account, or prospect of ABI with which you had personal contact or an established business relationship in the course of your employment with ABI.

              d. Authorize, aid or assist any person, firm or corporation, other than ABI, to market, offer or provide any products or services of the type or nature of the products or services provided by ABI to any customer, client, or account of ABI with which you have had personal contact or an established business relationship in the course of your employment with ABI.

              e. Directly or indirectly request, advise, or in any way encourage or solicit any client, customer, or account with
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                     which ABI has an established business relationship and
                     with whom you have had personal contact or an established business relationship in the course of your employment with ABI to cancel, terminate, or otherwise modify or curtail any such contract, agreement or relationship.

              f. Directly or indirectly induce or attempt to influence any employee or independent contractor of ABI with whom you have had personal contact or an established business relationship in the course of your employment with ABI, to terminate their employment or contract relationship with ABI.

       9.     Remedies in the Event of Breach/Specific Performance.

              The parties acknowledge that ABI's remedies at law for breach of the covenants contained in Sections 7 and 8 are inadequate, that irreparable harm is likely to result in the event of a breach of such covenants and that monetary damage alone will not compensate for such damage. Therefore, you waive any and all defenses that an adequate remedy at law exist in the event of any action by ABI to enforce any one or more of said covenants and agrees that ABI shall be entitled to injunctive relief, as well as such other relief as may be available at law or in equity.

       10.    Change in Control.

              a. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                     (i) a merger, consolidation or other combination of ABI with or into any other corporation if ABI is not a surviving entity; or

                     (ii) the stockholders of ABI approve (a) a plan of complete liquidation by ABI or (b) an agreement for the sale or disposition by ABI of all or substantially all ABI's assets; or

                     (iii) the acquisition, subsequent to the date of this Agreement, directly or indirectly, by any person, entity or group of persons of ownership of the power to vote
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                            in excess of fifty percent (50%) of the voting
                            securities of ABI; or

                     (iv) any other event, including, but not limited to, the matters set forth in (i) through (iii) above which shall have the effect of vesting effective control of the business and affairs of ABI in a person, entity or group of persons other or different than the present stockholders of ABI, or which shall have the effect of causing a change in management of ABI or in a majority of its Board of Directors.

              b. If a "Change of Control" is deemed to have occurred, then and in that event, if you are not employed by ABI or any successor company or acquirer for any reason after a period of twelve (12) months after any of the events described in (i), (ii), (iii), or (iv) of this Paragraph, then you shall be entitled to receive the following:

                     (i) direct severance pay equal to a minimum of an amount equal to two (2) times the sum of (x) your annual Base Salary plus (y) your highest annual Bonus in the three (3) year period immediately preceding the Change in Control; and

                     (ii) all outstanding equity incentive awards including stock options shall immediately vest and shall remain exercisable for a period of ninety (90) days from the date of the separation from ABI or its successor or acquirer or, if earlier, until the end of the option term; and

                     (iii) all other compensation to which you are owed at the time of the termination of your employment.

       11. Entire Agreement. This Letter supersedes and replaces all prior agreements or understandings and constitutes the entire agreement between the parties with respect to your employment by ABI.
              There are no other agreements, understandings, or representations whether written or oral between the parties, except to the extent the same are set forth herein.
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       12.    Severability.  Invalidity of any provision of this Letter
              including, but not limited to any provision of Sections 7 or 8 or any of the separately enumerated subparts of Section 8 shall not render invalid any of the other provisions of this Letter, including any of the other provisions of said sections and/or their specifically enumerated subparts.

       13. Survival. The provisions of this Letter, which by their terms contemplate action, performance, or obligations which are to occur after or extend beyond termination of your employment shall survive termination of your employment and be enforceable in accordance with their terms.

       14. Nebraska Law. The parties agree that the employment relationship created by this Letter of Understanding shall be governed by and construed according to the laws of the State of Nebraska.

       15. Amendment. This Agreement may be amended only by written agreement between the parties.



                                           Very truly yours,

                                           Vinod Gupta




                                           -----------------------------------
                                           Chairman of the Board of Directors


Accepted this 1st day of
October, 1997.


By:
   --------------------------------
       Gregory F. Back